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                                                      EXHIBIT 2.2


                         AMENDMENT NO. 1
                      TO PURCHASE AGREEMENT

     This Amendment No. 1 to Purchase Agreement ("Amendment") is entered into effective as of June 1, 1995, by and among Reuter Manufacturing, Inc. (formerly known as Green Isle Environmental Services, Inc.), a Minnesota corporation ("SELLER"), Waste Management Inc. of Florida, a Florida corporation ("PURCHASER"), and U S WEST Financial Services, Inc., a Colorado corporation ("U S WEST").

                      W I T N E S S E T H:

     WHEREAS, the parties hereto have entered into that certain purchase agreement, dated as of June 1, 1995 (the "Purchase
Agreement") respecting Purchaser's purchase of the Common Stock and the Indebtedness;

     WHEREAS, the parties hereto desire to amend the Purchase
Agreement to provide for Purchaser's purchase of the Common Stock and the Corporation's payment in full of the Reduced
Indebtedness, as hereinafter defined; and

     WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase
Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto agree as follows:

                         I.  AMENDMENTS

     A. The fourth recital paragraph of the Purchase Agreement is hereby amended to read in its entirety as follows:

          WHEREAS, subject to the terms and conditions set forth herein, Purchaser or its designee desires to purchase the Common Stock (as hereinafter defined) from Seller and to cause the Corporation to pay the full amount of the Reduced Indebtedness (as hereinafter defined) to U S WEST and Seller desires to sell the Common Stock to Purchaser or its designee;

     B. Section 1.1 of the Purchase Agreement is hereby amended to add or revise, as the case may be, the following definitions:

          "CLOSING DATE ADJUSTMENT STATEMENT" has the meaning specified in Section 2.1(c) of this Agreement.

          "ESTIMATED ADJUSTMENT AMOUNT" has the meaning specified in Section 2.1(b) of this Agreement.

          "REDUCED INDEBTEDNESS" means an amount equal to $18,249,999 plus an amount equal to the dollar amount of the Adjustment Amount (if the Accounts Receivable exceed the
     Payables) or less an amount equal to the Adjustment Amount
     (if the Payables exceed the Accounts Receivable).


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          "SUPPLEMENTAL CLOSING" has the meaning specified in
     Section 2.1(c) of this Agreement.

     C. Section 2.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          SECTION 2.1 PURCHASE AND SALE. At Closing, subject to the terms and conditions set forth in this Agreement, U S WEST agrees to write down the Indebtedness as hereinafter provided and Purchaser agrees to contribute to and cause the Corporation to then indefeasibly pay to U S WEST an amount equal to the Reduced Indebtedness, and simultaneously therewith Seller agrees to sell the Common Stock to Purchaser or its designee and Purchaser or its designee agrees to pay the Purchase Price to U S WEST. Each of U S WEST and Seller agrees that payment of (i) the Purchase Price to U S WEST as Seller's designee and (ii) the Reduced Indebtedness to U S WEST constitutes valid consideration to Seller and U S WEST, respectively, under this Agreement.
     The Purchase Price shall be payable by delivery thereof to U S WEST at the Closing. The Reduced Indebtedness shall be payable as follows:

          (a) Upon execution of this Agreement by all parties hereto, delivery to the Escrow Agent of a deposit of the sum of $2,000,000 in immediately available funds (the "EARNEST MONEY") to be held in an interest-bearing trust account until applied by the Corporation to the Reduced Indebtedness at the Closing (each of the parties hereto hereby agrees severally and for itself only that the payment of the Earnest Money to U S WEST at the Closing shall be deemed by such party to be a payment by the Corporation) or until distributed in whole or in part to Purchaser or U S WEST in accordance with Section 13.4 of this Agreement and the Escrow Agreement; and

          (b) At the Closing, delivery by the Corporation to U S WEST of the balance of the Reduced Indebtedness. The parties hereto agree that at Closing they shall use their best efforts to agree upon a good faith estimate of the Adjustment Amount (the "ESTIMATED ADJUSTMENT AMOUNT") and that at Closing, the then outstanding principal and interest of the Indebtedness in excess of $18,249,999 shall be adjusted by the Estimated Adjustment Amount as provided in the definition of Reduced Indebtedness in Section 1.1 of this Agreement, subject, however, to final adjustment as provided in subsection 2.1(c) below.

          (c) The Reduced Indebtedness shall be further adjusted in the manner provided in this Section 2.1(c).

               (i) Within 30 days after the Closing Date, Seller shall cause a consolidated statement of the Adjustment Amount (the "CLOSING DATE ADJUSTMENT STATEMENT") prepared in accordance with generally accepted accounting principles and certified to be true and correct in all material respects by



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     Coopers & Lybrand to be delivered to Purchaser and U S WEST.
     During such period from the Closing Date until the date of delivery of the Closing Date Adjustment Statement, Purchaser shall give Seller, U S WEST and their representatives and agents such assistance and access to the books and records of the Corporation as Seller or U S WEST shall request in order to provide for the preparation of the Closing Date Adjustment Statement. The fees and expenses of Seller and U
     S WEST in connection with the preparation of the Closing
     Date Adjustment Statement shall be paid by Purchaser.

               (ii) Purchaser shall have a period of ten days after delivery of the Closing Date Adjustment Statement to present in writing to Seller and U S WEST any objections Purchaser may have to any of the matters set forth therein, which objections shall be specified in reasonable detail.
     If no objections are raised within such ten-day period, the Closing Date Adjustment Statement shall be deemed approved and accepted by Purchaser and a supplemental closing (the "SUPPLEMENTAL CLOSING") shall take place five Business Days following the expiration of such ten-day period, or on such other date as may be mutually agreed upon in writing by Seller, U S WEST and Purchaser. At the Supplemental Closing, Purchaser shall cause the Corporation to pay to U S WEST, or U S WEST shall pay to the Corporation, as the case may be, such amount as is necessary to adjust the Reduced Indebtedness based on the Closing Date Adjustment Statement. If Purchaser, Seller or U S WEST raises any objections within the ten-day period, Purchaser, Seller and U S WEST shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place five Business Days following such resolution. If such dispute cannot be resolved within 30 days after the delivery of the Closing Date Adjustment Statement, then the specific matters in dispute shall be submitted to arbitration in accordance with Section 14.8 of this Agreement. In that event, the Supplemental Closing shall take place five Business Days after the receipt by Seller, U S WEST and Purchaser of a written determination of the dispute by the arbitrators pursuant to Section 14.8 of this Agreement.

     D. Section 2.2 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          SECTION 2.2 PURCHASE CONSIDERATION. The "PURCHASE PRICE" shall be (i) the sum of One Dollar ($1) and (ii) Purchaser's assignment of any property interest of any nature it may have (whether vested, contingent, residual or reversionary) to the Excluded Assets in accordance with the terms of the Assignment of Excluded Assets, a form of which is attached hereto as EXHIBIT C.

     E. Section 4.3 of the Purchase Agreement is hereby amended to read in its entirety as follows:

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          (a)  Purchaser understands that the Common Stock has
     not been registered under the Securities Act and may not be sold except pursuant to an effective registration statement, or pursuant to a duly available exemption from such registration requirements. The Common Stock to be acquired by Purchaser pursuant to this Agreement is being acquired for Purchaser's own account and without a view to the distribution or resale of such Common Stock.

          (b) Purchaser has such experience in financial matters as to be capable of evaluating the risks and merits of investment in the Common Stock, and Purchaser can afford the loss of its entire investment in the Common Stock.
     Purchaser acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make a decision concerning its purchase of the Common Stock and its causing the Corporation's payment of the Reduced Indebtedness.

     F. Section 4.5 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          SECTION 4.5 PRIVATE PLACEMENT. Purchaser covenants to and agrees with Seller and U S WEST that (i) the offering and sale of the Common Stock is intended to be exempt from registration under the Securities Act, (ii) there is no existing public or other market for the Common Stock and
     (iii) there can be no assurance that Purchaser will be able to sell or dispose of any of the Common Stock.

     G. Section 4.6 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          SECTION 4.6 AUTHORIZATIONS. The execution and delivery of this Agreement and the purchase of the Common Stock by Purchaser and payment of the Reduced Indebtedness by the Corporation do not, and the consummation by Purchaser of the transactions contemplated hereby will not, require Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing with, any Governmental Authority or any other Person, except pursuant to the requirements of the HSR Act or any substantially equivalent provision of Florida law and except as set forth on SCHEDULE
     4.6 to this Agreement.

     H. Section 7.8 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          SECTION 7.8 WRITE-OFF OF ASSETS; SALE OF ASSETS. Purchaser acknowledges and agrees that the Corporation will write down the fixed assets of the Corporation as shown on the Financial Statements as set forth on SCHEDULE 3.17 hereto to reflect a fair market value of $18,250,000 and Seller agrees to use reasonable commercial efforts to cause the Corporation

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     to record such write down of the value of
     the assets of the Corporation prior to Closing.  The
     Corporation will not sell any of its assets except in the ordinary course of business; provided that prior to Closing the Corporation shall assign the Excluded Assets to U S
     WEST.

     I. Section 8.4 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          SECTION 8.4 INDEBTEDNESS. (a) At Closing, U S WEST shall write down and forgive all of the then outstanding principal and interest of the Indebtedness in excess of the Reduced Indebtedness and Purchaser shall provide sufficient funds and cause the Corporation to indefeasibly pay to U S WEST the Reduced Indebtedness in accordance with Section 2.1 of this Agreement. At Closing, each of U S WEST and Seller shall cancel any other Indebtedness or liabilities of the Corporation that are then due and owing to U S WEST and Seller, respectively.

     J.   The first paragraph of Section 10.1 of the Purchase
Agreement is hereby amended to read in its entirety as follows:

          SECTION 10.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to purchase the Common Stock and cause the Corporation to pay the Reduced Indebtedness and consummate the transactions contemplated by this Agreement and the Related Documents (except in respect of Section 6.3 of this Agreement and the Restated Central Contract) are subject, at the Closing Date, to the satisfaction or waiver in writing by Purchaser of the following conditions during the applicable time periods:

     K.   10.(f) is hereby added and shall read as follows:

     (f) Concurrent and simultaneous with the Closing, U S WEST shall have written down the Indebtedness in accordance with the terms hereof.

     L.   The first paragraph of Section 10.2 of the Purchase
Agreement is hereby amended to read in its entirety as follows:

          SECTION 10.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND U S WEST. The obligations of Seller to sell the Common Stock and U S WEST to cancel the Indebtedness pursuant to this Agreement and to consummate the transactions contemplated by this Agreement and the Related Documents (except in respect of Section 6.3 of this Agreement and the Restated Central Contract) are subject, at the Closing Date, to the satisfaction or waiver by Seller and U S WEST of the following conditions:

     M. Section 10.2(c) of the Purchase Agreement is hereby amended to read in its entirety as follows:


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          (c)  DELIVERY OF PURCHASE PRICE AND PAYMENT OF REDUCED
     INDEBTEDNESS. Concurrent and simultaneous with the Closing and the write down of the Indebtedness, U S WEST shall have received and collected the Purchase Price and the full amount of the Reduced Indebtedness, including the Earnest Money.

               II.  COVENANTS AND ACKNOWLEDGEMENT

          2.1 COVENANTS OF PURCHASER. (a) Purchaser covenants and agrees that Purchaser shall not, directly or indirectly, under any circumstances, initiate or support any bankruptcy or insolvency proceeding against or with respect to the Corporation during the period beginning on the Closing Date and continuing for at least 90 days thereafter.

          (b) Purchaser covenants and agrees that Purchaser shall never, directly or indirectly, under any circumstances, challenge or support any challenge by any third party to any liens of U S WEST (including without limitation the priority thereof) that U S WEST releases at the Closing that relate in any way to the Corporation, the Indebtedness, the Reduced Indebtedness or the Purchase Agreement.

          2.2 ACKNOWLEDGEMENT. On the Closing Date, Seller and the Corporation hereby acknowledge and agree that (i) the Indebtedness and any and all documents related thereto to which the Corporation is a party constitute valid and legally binding agreements of the Corporation enforceable against the Corporation in accordance with their respective terms and (ii) the liens and security interests securing such Indebtedness constitute first priority perfected liens on and security interests in the assets that are subject thereto.

                       III.  MISCELLANEOUS

          3.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Amendment, nor consent to any departure therefrom, shall be effective unless in writing and signed by U S WEST, Seller and Purchaser, and then such amendment, waiver, or consent shall be effective only in the specific instance for the specific purpose for which given.

          3.2 NO WAIVER; REMEDIES. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, remedy or defense shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right, remedy or defense. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or the Purchase Agreement and the Related Documents.

          3.3 EFFECT. This Amendment contains the entire agreement between the parties regarding the subject matter


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     hereof and nothing contained in this Amendment is intended to, nor shall, modify any of the terms of the Purchase Agreement or the Related Documents except as expressly stated herein. Except as expressly stated herein, all of the terms and conditions of the Purchase Agreement and the Related Documents shall continue in full force and effect notwithstanding the execution of this Amendment. Each of the parties to this Amendment hereby acknowledges and affirms its obligations under the Purchase Agreement and the Related Documents and agrees that Article II of this Amendment constitutes a Surviving Obligation.

          3.4 BINDING EFFECT; GOVERNING LAW. This Amendment shall be binding upon and inure to the benefit of Seller, Purchaser and U S WEST and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS.

          3.5 HEADINGS. Section headings used herein are for convenience only and shall not be used to interpret any term hereof.

          3.6 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original.

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     IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 1 to Purchase Agreement to be executed by their respective authorized representatives effective as of the date first above written.

                              WASTE MANAGEMENT INC. OF FLORIDA


                              By:/s/ JAMES A. WATERS
                                 ------------------------------
                              Name:  James A. Waters
                              Title:  Vice President


                              U S WEST FINANCIAL SERVICES, INC.


                              By:/s/ RICHARD A. POST
                                 ------------------------------
                              Name:  Richard A. Post
                              Title:  President


                              REUTER MANUFACTURING, INC.


                              By:/s/ JAMES W. TAYLOR
                                 ------------------------------
                              Name:  James W. Taylor
                              Title:  President

ACKNOWLEDGED AND AGREED on behalf of
the Corporation and its Affiliates:

REUTER RECYCLING OF FLORIDA, INC.

By:/s/ JAMES W. TAYLOR
   ----------------------------
Name:  James W. Taylor
Title:  President

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